Exhibit 10.1

PURCHASE AGREEMENT

BETWEEN

BEHRINGER HARVARD NORTHPOINT I LP,

a Texas limited partnership

AS SELLER

AND

MEDICAL EDGE HEALTHCARE GROUP, INC.,

a Texas corporation

AS PURCHASER

covering and describing

NORTHPOINT OFFICE BUILDING

in

Dallas County, Texas

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is entered into as of the Effective Date (as hereinafter defined) between BEHRINGER HARVARD NORTHPOINT I LP, a Texas limited partnership (“Seller”), and MEDICAL EDGE HEALTHCARE GROUP, INC., a Texas corporation (“Purchaser”).

ARTICLE I

PURCHASE AND SALE

1.1           Agreement of Purchase and Sale.  In consideration of their covenants set forth in this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, for the Purchase Price (as hereinafter defined) and on the terms and conditions set forth herein, the following:

(a)           All of the land situated in the City of Dallas, the County of Dallas and the State of Texas, described on Exhibit A attached hereto and made a part hereof, together with all right, title and interest of Seller in and to all benefits, privileges, easements, tenements, hereditaments and appurtenances thereon or appertaining thereto, and together with all right, title and interest of Seller in and to adjacent streets, alleys and rights-of-way (the “Real Estate”).

(b)           All structures, buildings, improvements and fixtures, including without limitation all equipment and appliances, used in connection with the operation or occupancy thereof, such as heating and air-conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, trash disposal or other services owned by Seller and located on the Real Estate (“Improvements”).

(c)           All personal property owned by Seller located on or in the Real Estate or Improvements and used in connection with the operation and maintenance of the Real Estate or Improvements (“Personal Property”).

(d)           Seller’s interest in all leases and other agreements to occupy the Real Estate and/or the Improvements, or any portion thereof, as amended from time to time, in effect on the date of Closing, as hereinafter defined (all such leases and agreements being sometimes collectively referred to herein as “Leases”).

(e)           All intangible property owned by Seller and used in connection with the Real Estate, Improvements and Personal Property, including specifically, without limitation, all right, title and interest of Seller in and to the following: (i) all trademarks and trade names used in connection with any part of the Real Estate and Improvements (specifically excluding, however, the name “Behringer Harvard”, any derivative thereof or any name which includes the words “Behringer Harvard” or any derivative thereof), (ii) all plans and specifications, if any, in the possession of Seller which were prepared in connection with the construction of any of the Improvements, (iii) all licenses, permits and warranties now in effect with respect to the Real Estate, Improvements and Personal Property, and (iv) all Property Documents (as hereinafter defined) in effect at Closing and any other contracts to be assigned to Purchaser in accordance with this Agreement that in any way relate to the Property (as hereinafter defined), including without limitation all rights of Seller relating to equipment or property located upon the Real Estate or Improvements, which will survive Closing (“Intangible Property”).

1.2           Property Defined.  The Real Estate, Improvements, Personal Property, Leases and Intangible Property are sometimes collectively referred to herein as the “Property”.

1.3           Permitted Exceptions.  The Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article II hereof (herein referred to collectively as the “Permitted Exceptions”).

1.4           Purchase Price.  The purchase price for the Property shall be Six Million Two Hundred Fifty Thousand and No/100 DOLLARS ($6,250,000.00) (“Purchase Price”).

1.5           Payment of Purchase Price.  The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Purchaser prior to the Closing.

1.6           Earnest Money.  Simultaneously with the execution and delivery of this Agreement, Purchaser is depositing with Republic Title of Texas, Inc. (the “Escrow Agent” or “Title Company”), having its office at 2626 Howell Street, 10th Floor, Dallas, Texas 75204, Attention: Melvin Morgan, the sum of Fifty Thousand and No/100 Dollars ($50,000.00) (the “Earnest Money”) in good funds, either by certified bank or cashier’s check or by federal wire transfer.  The Escrow Agent shall hold the Earnest Money in an interest-bearing account in accordance with the terms and conditions of this Agreement.  All interest accruing on such sum shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement.  Upon the latter of (a) the expiration of the Inspection Period (as hereinafter defined), or (b) Purchaser’s receipt of the Centex Homes Estoppel Certificate (as hereinafter defined), Escrow Agent shall release the Earnest Money to Seller, it being agreed that at Closing Seller shall apply the Earnest Money towards payment of the Purchase Price.

1.7           Independent Contract Consideration.  Upon the Effective Date, Purchaser shall deliver to Seller a check in the amount of Fifty Dollars ($50.00) (the “Independent Contract Consideration”), which amount Seller and Purchaser hereby acknowledge and agree has been bargained for and agreed to as consideration for Seller’s execution and delivery of this Agreement.  The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement and is nonrefundable in all events.

ARTICLE II

TITLE AND SURVEY

2.1           Title Commitment.  As soon after the Effective Date as reasonably practicable through the use of good faith efforts by Seller, Seller shall cause the Title Company to deliver to Purchaser, at Seller’s expense, (a) a title commitment (“Commitment”) for an owner’s policy of title insurance, on the standard form promulgated by the Texas State Board of Insurance, issued by the Title Company in the amount of the Purchase Price, and (b) legible copies of all instruments referenced in Schedule B and Schedule C of the Commitment.

2.2           Survey.  As soon after the Effective Date as reasonably practicable through the use of good faith efforts by Seller, Seller shall cause to be delivered to Purchaser, at Seller’s expense, a survey (“Survey”) of the Real Estate and Improvements, certified to have been made in accordance with ALTA/ACSM standards on or after the date of this Agreement by a land surveyor registered in the State of Texas.

2.3           Review of Commitment and Survey.  Purchaser shall have fifteen (15) days (the “Title Review Period”) after the receipt of the last of the Commitment, legible copies of all instruments referred to in Schedule B and Schedule C thereof, and the Survey to notify Seller in writing of such objections as

Purchaser may have to anything contained in the Commitment or the Survey; provided, however, that Purchaser shall not have the right to object to any Permitted Exceptions described in Section 2.5 below.  If Purchaser fails to object in writing to any item contained in the Commitment or the Survey during the Title Review Period, Purchaser shall be deemed to have waived its right to object to such item, and such item shall thereafter be deemed a Permitted Exception.  In the event that Purchaser objects to any item contained in the Commitment or the Survey within the Title Review Period (such items being herein referred to as “Title Defects”), Seller shall notify Purchaser in writing within five (5) days following the date of Purchaser’s notice of such Title Defects (the “Cure Period”) that either (a) the Title Defects have been, or will be at or prior to Closing, removed from the Commitment or the Survey, as the case may be, or (b) Seller has failed to arrange to have the Title Defects removed. Notwithstanding anything contained in this Agreement to the contrary, Seller shall have no obligation whatsoever to expend or agree to expend any funds, to undertake or agree to undertake any obligations or otherwise to cure or agree to cure any title or survey objections, and Seller shall not be deemed to have any obligation to cure unless Seller expressly undertakes such an obligation by written notice to or written agreement with Purchaser given or entered into on or prior to the expiration of the Cure Period; provided, however, that Seller shall pay or discharge any lien or encumbrance arising after the date hereof and voluntarily created or assumed by Seller and not created by or resulting from the acts of Purchaser or other parties not related to Seller.

2.4           Failure to Cure Title Defects.  If upon the expiration of the Cure Period Seller has not notified Purchaser that Seller has arranged to have the Title Defects removed, then Purchaser may elect (which election must be made in writing within ten (10) days following expiration of the Cure Period) either:  (a) to terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser as Purchaser’s sole remedy hereunder; or (b) to take title as it then is.  If Purchaser does not, within ten (10) days after the expiration of the Cure Period, send written notice to Seller of its election to terminate this Agreement pursuant to clause (a) of the preceding sentence, then: (x)  Purchaser shall be deemed to have elected to take title subject to any and all Title Defects, without any reduction in the Purchase Price; (y) all Title Defects not removed from the Commitment or the Survey will thenceforth be deemed Permitted Exceptions; and (z) this Agreement shall remain in full force and effect.

2.5           Other Permitted Exceptions.  In addition to those matters shown in the Commitment and the Survey which become Permitted Exceptions pursuant to Section 2.4 above, the following shall also be deemed to be Permitted Exceptions: (a) the Leases; (b) taxes and standby fees for the year in which Closing occurs;  (c) liens and encumbrances arising after the date hereof to which Purchaser consents in writing; and (d) any liens or encumbrances of a definite or ascertainable amount, provided that Seller causes such liens or encumbrances to be insured around such that same do not appear as an exception in the owner’s title insurance policy issued to Purchaser pursuant to the Commitment.

2.6           Owner Title Policy.  Subject to the provisions of Section 2.4, on the Closing Date Seller shall cause the Title Company to issue an owner’s title insurance policy at Seller’s cost insuring fee simple title in Purchaser as of the Closing Date, in accordance with the Commitment, subject only to the Permitted Exceptions; provided, however, that Seller shall have no obligation to pay anything other than the basic premium for such title insurance policy.  If Purchaser desires to obtain a modification of the “survey exception” or other modification or endorsement, same shall be at the sole expense of Purchaser.

2.7           Expiration of Inspection Period.  It is the intent of the parties that Purchaser’s right to terminate this Agreement pursuant to Section 2.4(a) shall expire upon the expiration of the Inspection Period, notwithstanding that the Title Review Period, the Cure Period or any election period may extend beyond the expiration of the Inspection Period.  Accordingly, notwithstanding anything contained herein to the contrary, if Purchaser has not terminated this Agreement pursuant to Section 2.4(a) prior to the expiration of the Inspection Period, then Purchaser shall no longer have any right to terminate this Agreement under Section 2.4(a), and in such event Purchaser shall be bound to accept title to the Property without any reduction in the Purchase Price and with the Title Defects not removed from the Commitment being deemed Permitted Exceptions; provided, however, that Purchaser may, after expiration of the Inspection Period, object to New Title Defects as set forth in Section 2.8 below.

2.8           New Title Defects.  In the event that, after the expiration of the Inspection Period and prior to Closing, a revision of Schedule B to the Title Commitment or the Survey reveals an adverse matter objectionable to Purchaser that was not disclosed to Purchaser prior to the expiration of the Inspection Period and is not a Permitted Exception (a “New Title Defect”), Purchaser shall have ten (10) days after such matter is disclosed to Purchaser to send written notice to Seller of such New Title Defect (it being agreed that if Purchaser fails to object to the New Title Defect within such ten (10) day period, then such New Title Defect shall thereafter be deemed a Permitted Exception).  Seller shall notify Purchaser in writing within five (5) days following the date of Purchaser’s notice of such New Title Defect (the “New Title Defect Cure Period”) that either (a) the New Title Defect has been, or will be at or prior to Closing, removed from the Commitment or the Survey, as the case may be, or (b) Seller has failed to arrange to have the New Title Defect removed.  If, upon the expiration of the New Title Defect Cure Period, Seller has not notified Purchaser that Seller has arranged to have the New Title Defect removed, then Purchaser may elect (which election must be made in writing within five (5) days following expiration of the New Title Defect Cure Period) either:  (i) to terminate this Agreement as Purchaser’s sole remedy hereunder (in which event the Earnest Money shall be returned to Purchaser); or (ii) to take title subject to the Permitted Exceptions and the New Title Defect.  If Purchaser does not, within five (5) days after the expiration of the New Title Defect Cure Period, send written notice to Seller of its election to terminate this Agreement pursuant to clause (i) of the preceding sentence, then (x) Purchaser shall be deemed to have elected to take title subject to the Permitted Exceptions and the New Title Defect without any reduction in the Purchase Price; (y) the New Title Defect will thenceforth be deemed a Permitted Exception; and (z) this Agreement shall remain in full force and effect.

ARTICLE III

INSPECTION PERIOD

3.1           Property Documents.  As soon after the Effective Date as reasonably practicable through the use of good faith efforts by Seller, Seller shall deliver or make available to Purchaser at the Property or at Seller’s office the documents described on Exhibit B and Exhibit B-1 (the “Property Documents”) attached hereto and made a part hereof for all purposes.  Purchaser shall, if requested by Seller, execute instruments acknowledging receipt of the Property Documents or any other document delivered or made available to Purchaser in connection with the transaction contemplated hereby.  During the Inspection Period (as hereinafter defined), Purchaser may inspect the Property Documents during normal business hours and may photocopy same at Purchaser’s expense.  Notwithstanding the foregoing provisions, Seller shall not be obligated to deliver to Purchaser any report described in Exhibit B if the terms of such report restrict Seller from doing so.  With respect to any environmental report or other report described in Exhibit B which Seller delivers to Purchaser, Purchaser understands and agrees that (a) such report shall be delivered to Purchaser for general information purposes only, (b) Purchaser shall not have any right to rely on any report received from Seller and will not rely thereon, but rather will rely on inspections and reports performed by or on behalf of Purchaser, and (c) Seller shall have absolutely no liability for any inaccuracy in or omission from any report which it delivers to Purchaser.

3.2           Right of Inspection.  During the period beginning on the Effective Date and ending at 5 p.m., Dallas, Texas time, on the forty-fifth (45th) day thereafter (the “Inspection Period”), Purchaser and its representatives (including Purchaser’s architects, engineers and consultants) shall have the right to examine the Property Documents and to make a physical inspection of the Property (including the right to conduct such soil, engineering, environmental, hazardous or toxic material, noise pollution, seismic or other physical test, study or investigation as Purchaser may desire).  In this regard, Purchaser and its authorized agents and representatives shall be entitled to enter upon the Property at all reasonable times during the Inspection Period, upon reasonable prior oral or written notice to Seller and while accompanied by a representative of Seller, subject to the rights of tenants of the Property.  All inspections shall occur at reasonable times agreed upon by Seller and Purchaser and shall be conducted so as not to unreasonably interfere with use of the Property by Seller or tenants of the Property.  Purchaser shall indemnify, defend and hold Seller and the Property harmless of and from any and all losses, liabilities, costs, expenses (including, without limitation, reasonable attorneys’ fees and costs of court), damages, liens, claims (including, without limitation, mechanics’ or materialmen’s liens or claims of liens), actions and causes of actions arising from or relating to Purchaser (or Purchaser’s agents, employees or representatives) entering upon the Property to test, study, investigate or inspect the same or any part thereof, whether pursuant to this Section 3.2 or otherwise, except to the extent arising solely from the negligence of Seller.  The foregoing indemnity of Purchaser shall expressly survive the Closing or the earlier termination of this Agreement.

3.3           Right of Termination.  Seller agrees that in the event Purchaser determines, in its sole discretion, that the Property is not suitable for its purposes, then Purchaser shall have the right (“Purchaser’s Termination Right”) to terminate this Agreement.  Purchaser’s Termination Right shall be exercisable only by sending written notice of termination (the “Notice of Termination”) to Seller prior to the expiration of the Inspection Period.  In the event that Purchaser timely exercises Purchaser’s Termination Right, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser.  If Purchaser fails to send Seller a Notice of Termination prior to the expiration of the Inspection Period, Purchaser shall be deemed to have approved the Property and the Property Documents in all respects and Purchaser’s Termination Right shall automatically and irrevocably expire.

3.4           Payment of Certain Expenses Upon Termination.  Notwithstanding anything contained in this Agreement to the contrary, in the event that Purchaser exercises Purchaser’s Termination Right, Purchaser shall be responsible for payment of any escrow costs charged by the Title Company in connection with this Agreement.

ARTICLE IV

CLOSING

4.1           Time and Place.  The consummation of the purchase and sale of the Property (“Closing”) shall take place at the office of the Title Company on a date (the “Closing Date”) mutually agreed upon by the parties, but not later than the earlier of:  (a) fifteen (15) days after the expiration of the Inspection Period, or (b) December 31, 2006.  At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3 below, the performance of which obligations shall be concurrent conditions.

4.2           Seller’s Obligations at Closing.  At Closing, Seller shall:

(a)           deliver to Purchaser a Special Warranty Deed (the “Deed”) in the form of Exhibit C attached hereto and made a part hereof for all purposes, executed and acknowledged by Seller and in recordable form, it being agreed that the conveyance effected by the Deed shall be subject to the Permitted Exceptions;

(b)           deliver to Purchaser a Bill of Sale in the form of Exhibit D attached hereto and made a part hereof for all purposes (the “Bill of Sale”) executed by Seller;

(c)           join with Purchaser in the execution of an Assignment of Leases and Security Deposits in the form of Exhibit E attached hereto and made a part hereof for all purposes;

(d)           join with Purchaser in the execution of an Assignment and Assumption of Intangible Property and Other Rights in the form of Exhibit F attached hereto and made a part hereof for all purposes;

(e)           join with Purchaser in the execution of letters to tenants at the Real Estate in the form of Exhibit G attached hereto and made a part hereof for all purposes;

(f)            deliver to Purchaser an affidavit sworn by an officer of Seller in the form of Exhibit H attached hereto and made a part hereof for all purposes (the “FIRPTA Affidavit”), or in such other form as may be prescribed by federal regulations;

(g)           deliver to Purchaser (i) the Centex Homes Estoppel Certificate (as hereinafter defined), if obtained by Seller; and (ii)  the Fresh Market Deli Estoppel Certificate (as hereinafter defined) or, if Seller elects, a Seller’s certification in lieu thereof (as described in Section 5.4 hereof).

(h)           deliver to Purchaser the Certificate in the form of Exhibit L attached hereto and made a part hereof for all purposes (“Seller’s Updated Certificate”), subject to the provisions of Section 5.6; and

(i)            deliver to Purchaser possession of the Property.

4.3           Purchaser’s Obligations at Closing.  At Closing, Purchaser shall:

(a)           pay to Seller the Purchase Price in cash or immediately available funds, it being agreed that the Earnest Money shall be delivered to Seller at Closing and applied towards payment of the Purchase Price.

(b)           join with Seller in execution of the instruments described in Sections 4.2(c), 4.2(d), and 4.2(f);

(c)           deliver to Seller an Agreement Regarding Disclaimers in the form of Exhibit I attached hereto and made a part hereof for all purposes executed by Purchaser and counsel for Purchaser;

(d)           deliver to Seller a copy of any environmental report or engineering or structural report obtained by Purchaser with respect to the Property (unless the terms of any such report restrict Purchaser from doing so); and

(e)           deliver to Seller such evidence as Seller’s counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser.

4.4           Prorations.  The following adjustments to the Purchase Price paid hereunder shall be made between Seller and Purchaser and shall be prorated (as applicable) on a per diem basis as if Purchaser owned the Property for the entire day on the Closing Date:

(a)           All real estate taxes and installments of special assessments due and payable in the calendar year of Closing.  All other installments of special assessments not yet due and payable shall be paid by Purchaser.  If at the time of Closing the tax rate or the assessed valuation for the current year has not yet been fixed, taxes shall be prorated based upon the tax rate and the assessed valuation established for the previous tax year; provided, however, that Seller and Purchaser agree that to the extent the actual taxes for the current year differ from the amount so apportioned at Closing, the parties hereto will make all necessary adjustments by appropriate payments between themselves following the Closing, and this provision shall survive Closing.

(b)           Current rents, advance rentals (but only to the extent actually received by Seller) and other income from the Property shall be prorated between Seller and Purchaser at Closing based upon such amounts actually collected by Seller as of the Closing Date.  Rent which is unpaid or delinquent as of the Closing Date shall not be prorated, but such unpaid or delinquent rent collected after the Closing Date shall be delivered as follows: (i) if Seller collects any unpaid or delinquent rent after the Closing Date, Seller shall deliver to Purchaser any such rent relating to the Closing Date and any period thereafter within fifteen (15) days after the receipt thereof, and (ii) if Purchaser collects any unpaid or delinquent rent after the Closing Date, Purchaser shall deliver to Seller any such rent relating to the period prior to the Closing Date within fifteen (15) days after the receipt thereof.  Seller and Purchaser agree that (A) all rent received by Seller after the Closing Date shall be applied first to delinquent rentals, if any, in the order of their maturity, and then to current rentals, and (B) all rent received by Purchaser after the Closing Date shall be applied first to current rentals and then to delinquent rentals, if any, in inverse order of maturity.  Purchaser will make a good faith effort after Closing to collect all rents (including without limitation the Pass Through Expenses and percentage rents described in Section 4.4(c) below) in the usual course of Purchaser’s operation of the Property, but Purchaser will not be obligated to institute any lawsuit or incur any expense to collect delinquent rents.  Notwithstanding the foregoing provisions, Seller shall not be required to prorate any amounts collected by Seller after Closing from former tenants of the Property, it being understood and agreed that Seller may retain all amounts that Seller recovers from such former tenants.

(c)           With respect to additional rent attributable to insurance, taxes, common area maintenance and other operating expenses which are passed through to tenants under the Leases (the “Pass Through Expenses”) and as of the Closing Date are unbilled or billed but not yet collected, Purchaser shall, upon collection of such Pass Through Expenses, remit to Seller an amount equal to that portion of Pass Through Expenses which accrued prior to the Closing Date.  With respect to Pass Through Expenses which have not been billed to tenants as of the Closing Date, Purchaser shall bill each tenant for same in accordance with each such tenant’s Lease.  With respect to percentage rents based upon gross sales or other income generated by the business of a tenant located on the Property during a specified period of time (the “Applicable Period”), Purchaser shall, upon collection of such percentage rent, remit to Seller an amount equal to the product of the percentage rent so collected multiplied by a fraction, the numerator of which is the number of days which have elapsed in the Applicable Period prior to the Closing Date and the denominator of which is the total number of days in the Applicable Period.

(d)           Charges under service agreements, utility charges for which Seller is liable, and other operating expenses of the Property shall be prorated between Seller and Purchaser at Closing.

(e)           Security deposits shall, at Seller’s option, either be transferred or credited to Purchaser at Closing.  Refundable cash or other refundable deposits posted with utility companies or other entities in connection with the Property shall, at Sellers’ option, either be assigned to Purchaser and credited to Seller at Closing, or Seller shall be entitled to receive and retain such refundable cash and deposits.

(f)            Purchaser shall be responsible for the payment of (i) all Tenant Inducement Costs (as hereinafter defined) and leasing commissions which become due and payable (whether before or after Closing) (A) as a result of any renewals or expansions of existing Leases which occur between the

Effective Date of this Agreement and the Closing Date and that are either approved or deemed approved by Purchaser, and (B) under any new Leases (including any amendments of existing Leases) entered into between the Effective Date of this Agreement and the Closing Date which have been approved (or deemed approved) by Purchaser; and (ii) all Tenant Inducement Costs and leasing commissions which become due and payable from and after the Closing Date.  If as of the Closing Date Seller shall have paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing.  Seller shall supply invoices and statements for all such Tenant Inducement Costs and leasing commissions to Purchaser on or prior to the Closing Date.  For purposes hereof, the term “Tenant Inducement Costs” shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs, and moving, design, refurbishment and club membership allowances.  The term “Tenant Inducement Costs” shall not include loss of income resulting from any free rental period, it being agreed that Seller shall bear the loss resulting from any free rental period until the Closing Date and that Purchaser shall bear such loss from and after the Closing Date.

(g)           The Personal Property is included in this sale, without further charge, except that Purchaser shall pay to Seller the amount of any and all sales or similar taxes payable in connection with the Personal Property which is to be transferred to Purchaser under this Agreement and Purchaser shall execute and deliver any tax returns required of it in connection therewith, said obligations of Purchaser to survive Closing.

(h)           All prorations described in this Section 4.4 shall be effected by increasing or decreasing, as appropriate, the amount of cash to be paid by Purchaser to Seller at Closing.  Purchaser and Seller shall cooperate to produce prior to Closing a schedule of prorations and closing costs that is as complete and accurate as reasonably possible (the “Closing Statement”).  If any of the aforesaid prorations cannot be calculated accurately on the Closing Date, then they shall be estimated to the extent possible as of the Closing and calculated as soon after Closing as is feasible.  All adjustments to initial estimated prorations shall be made by the parties with due diligence and cooperation within sixty (60) days following Closing, or such later time as may be required to obtain necessary information for proration, by prompt cash payment to the party yielding a net credit from such prorations from the other party; provided, however, that the provisions of this paragraph shall survive Closing until March 31, 2007, and after such date neither Seller nor Purchaser shall have any further rights or obligations under this Section 4.4.  Notwithstanding the foregoing, the proration of taxes described in Section 4.4(a) above shall be deemed final if no adjustment thereto is requested within one (1) year after Closing.

4.5           Closing Costs.  Seller shall pay (a) the fees of any counsel representing it in connection with this transaction; (b) the basic premium for the Owner’s Policy of Title Insurance to be issued to Purchaser by the Title Company at Closing (specifically excluding the additional premium chargeable for modification of the survey exception, which deletion expense shall be borne by Purchaser); (c) the cost of the Survey; (d) the fees for recording the Deed; and (e) one-half (1/2) of any escrow fee which may be charged by the Title Company.  Purchaser shall pay (w) the fees of any counsel representing Purchaser in connection with this transaction; (x) the additional premium chargeable for modification of the survey exception, if such modification is desired by Purchaser; (y) any transfer tax, documentary stamp tax, sales tax or similar tax which becomes payable by reason of the transfer of the Property or any component thereof; and (z) one-half (1/2) of any escrow fees charged by the Title Company.  All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

4.6           Delivery of Documents.  Immediately after Closing, Seller shall deliver to Purchaser all books and records of account, contracts, leases and leasing correspondence, receipts for deposits, unpaid bills and other papers or documents which pertain to the operation of the Property, together with all advertising materials, booklets, keys and other items, if any, used in the operation of the Property.  Seller makes no representations regarding the existence or adequacy of such documents or items for use in management or operation of the Property.  The foregoing shall not include the separate books, records, correspondence and other documentation of Seller located at its offices, nor shall it include any computer software or computer programs used by the manager of the Property or Seller in connection with the Property, it being understood and agreed that the foregoing items are not part of the “Property” to be conveyed to Purchaser hereunder.  After the Closing, Seller shall have the right to inspect the books and records of the Property to verify that Purchaser is remitting to Seller all amounts to be remitted to Seller according to the terms of this Agreement, and for any other purpose related to Seller’s prior ownership of the Property, and this provision shall survive Closing.

4.7           Preservation of Right to Contest.  Seller reserves the right to contest after Closing taxes and assessments with respect to the Property for years prior to 2007 and interest or penalties pertaining thereto, to the extent same are applicable to periods prior to Closing, and Seller shall be entitled to any refunds made with respect to such contested taxes.  All taxes imposed because of a change of use or ownership of the Property after or in connection with the Closing shall be for the account of Purchaser, and Purchaser shall indemnify and hold Seller harmless of, from and against any and all costs, damages, expenses, claims, or liability arising from the imposition of any such taxes.  The provisions of this Section shall survive the Closing.

4.8           Condition Precedent.  As a condition precedent to the Closing, the Centex Lease (as hereinafter defined), subject to the Sublease Agreement dated March 31, 2005 by and between Centex Homes, a Nevada general partnership, as Sublessor, and Purchaser, as Sublessee, shall be in full force and effect according to its terms.  If this condition precedent is not met as of Closing, either party may terminate this Agreement, whereupon Purchaser shall receive a refund of the Earnest Money and neither party shall be liable one to the other, except for any obligations that expressly survive the termination hereof.

ARTICLE V

REPRESENTATIONS, WARRANTIES, AND COVENANTS

5.1           Representations and Warranties of Seller.  As of the Effective Date, Seller represents and warrants to Purchaser as follows:

(a)           Seller has no actual knowledge of any legal actions pending or threatened against the Property or against Seller with respect to the Property.

(b)           Two (2) security deposits are held by or on behalf of Seller (Fresh Market Deli has on file a security deposit of Nine Hundred Eighty Dollars and 25/100 ($980.25), and Medical Edge Healthcare Group, Inc. has on file a security deposit of Nineteen Thousand One Hundred Sixty-Four Dollars ($19,164.00).

(c)           The Leases that are not terminable by the Seller, as landlord, upon thirty (30) days’ prior written notice are set forth on Schedule 5.1(c) attached hereto, and Seller, to the best of Seller’s knowledge, has delivered a true and complete copy of the Leases to Purchaser.

(d)           To the best of Seller’s knowledge, (a) Seller has delivered or made available to Purchaser true and complete copies of all Property Documents that are in Seller’s possession or control and materially affect the ownership, use and operation of the Property, and (b) such Property Documents are in full force and effect.

(e)           To the best of Seller’s knowledge, Seller has not received any written notice from any governmental agency requiring the correction of any condition with respect to the Property, or any part thereof, by reason of a material violation of any applicable federal, state, county or municipal law, code, rule or regulation, which has not been cured or waived.

(f)            To the best of Seller’s knowledge, Seller has received no written notice from: (1) any tenant of the Property claiming that Seller is currently in default in its material obligations as landlord under such tenant’s Lease; or (2) any person claiming that any tenant of the Property is currently in default in any material obligation under its Lease.

(g)           The service contracts affecting the Property that are not terminable by Seller upon thirty (30) days’ prior written notice are set forth on Exhibit B-1 attached hereto (the “Contracts”), and Seller, to the best of Seller’s knowledge, has delivered (or will deliver during the Inspection Period) a true and complete copy of such Contracts to Purchaser.  As of the Closing Date, there will be no service contracts in effect with respect to the Premises except for (i) the Contracts described on Exhibit B-1 attached hereto; (ii) service contracts approved by Purchaser; and (iii) service contracts that are terminable without penalty upon not more than thirty (30) days’ prior written notice.

5.2           Covenants of Seller.  Seller hereby covenants as follows:

(a)           Between the Effective Date and the Closing Date, Seller shall maintain the Property in its present condition, ordinary wear and tear excepted;

(b)           Between the Effective Date and the Closing Date, Seller shall maintain all casualty, liability and hazard insurance currently in force with respect to the Property; and

(c)           Between the Effective Date and the Closing Date, Seller shall lease, operate, manage and enter into contracts with respect to the Property, in the same manner done by Seller prior to the date hereof, maintaining present services and sufficient supplies and equipment for the operation and maintenance of the Property in the same manner as prior to the date hereof; provided, however, that Seller shall not enter into any service contract that cannot be terminated within thirty (30) days notice.

(d)           A copy of each Lease presented to Seller between the Effective Date and the Closing Date for its approval and execution will be submitted to Purchaser prior to execution by Seller.  Purchaser agrees to notify Seller in writing within ten (10) business days after its receipt of each such Lease of either its approval or disapproval thereof, including all Tenant Inducement Costs and leasing commissions to be incurred in connection therewith.  In the event Purchaser informs Seller that Purchaser does not approve any such Lease, which approval shall not be unreasonably withheld, Seller shall have the option to cancel this Agreement by written notice thereof to Purchaser within five (5) business days after Seller’s receipt of written notice of Purchaser’s disapproval of any such Lease, and upon refund and payment of the Earnest Money to Purchaser, neither party shall have any further liability or obligation hereunder.  In the event Purchaser fails to notify Seller in writing of its approval or disapproval of any such Lease within the five (5) day time period for such purpose set forth above, such failure shall be deemed the approval by Purchaser of such Lease.  At Closing, Purchaser shall reimburse Seller for any Tenant Inducement Costs or leasing commissions incurred by Seller pursuant to a new Lease approved (or deemed approved) by Purchaser.

5.3           Actual Knowledge of Seller.  All references in this Agreement to the “actual knowledge” of Seller shall refer only to the actual knowledge of the Designated Employee (as hereinafter defined) of the Dallas, Texas office of Seller and shall not be construed to refer to the knowledge of any other officer, agent or employee of Seller or any affiliate of Seller or to impose upon such Designated Employee any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains.  As used herein, the term “Designated Employee” shall refer to Sam Gillespie, an employee of Seller who has responsibility for overseeing the management of the Property, among other assets of Seller.  In no event shall any Designated Employee have any personal liability to Purchaser for any breach of any representation, warranty or covenant made by Seller in this Agreement, and the provisions contained in this Section 5.3 shall survive the Closing or the earlier termination of this Agreement.

5.4           Tenant Estoppels.

(a)           Reference is made to that certain Office Lease Agreement dated August 1, 2000 with Centex Homes, a Nevada general partnership (“Centex”), as tenant, in respect of the Property, as same may have been amended (the “Centex Lease”).  Seller shall request that Centex execute an estoppel certificate in the form of Exhibit J-1 attached hereto with respect to the Centex Lease.  For purposes hereof, the term “Centex Homes Estoppel Certificate” shall refer to an estoppel certificate executed by Centex in substantially the form of Exhibit J-1attached hereto (or as otherwise approved by Purchaser) and dated not earlier than the twentieth (20th) day prior to the Closing Date.   Notwithstanding anything contained herein to the contrary, it shall be a condition precedent (the “Centex Homes Estoppel Condition”) to the obligation of Purchaser to consummate the transaction that is the subject of this Agreement that Seller deliver to Purchaser the Centex Homes Estoppel Certificate on or before the Closing Date; provided, however, that Purchaser shall not unreasonably withhold its approval to non-material modifications by Centex to the Centex Homes Estoppel Certificate.  In the event that Seller is unable to obtain the Centex Homes Estoppel Certificate, Seller shall not be in default under this Agreement; however, in such event Purchaser shall have the option either to (i) waive receipt of the Centex Homes Estoppel Certificate, or (ii) terminate this Agreement as its sole recourse, in which event the Earnest Money shall be returned to Purchaser.  Purchaser shall make its election pursuant to the preceding sentence by sending written notice to Seller upon the earlier of (A) five (5) days after receiving notice from Seller that Seller will be unable to obtain the Centex Homes Estoppel Certificate, or (B) the date of Closing.  If Purchaser fails to send timely notice of its election, Purchaser shall be deemed to have elected to terminate this Agreement as its sole recourse and the Earnest Money shall be returned to Purchaser.

(b)           Reference is made to that certain Lease Agreement dated May 10, 2004 with Soonu J. Godiwalla d/b/a Northpoint Fresh Market Deli (“Deli Tenant”), as tenant, in respect of the Property, as same may have been amended (the “Fresh Market Deli Lease”).  Seller shall request that Deli Tenant execute an estoppel certificate in the form of Exhibit J-2 attached hereto with respect to the Deli Lease.  For purposes hereof, the term “Fresh Market Deli Estoppel Certificate” shall refer to an estoppel certificate executed by Deli Tenant in substantially the form of Exhibit J-2 attached hereto dated prior to Closing; provided, however, that the Fresh Markt Deli Estoppel Certificate shall not fail to qualify hereunder if the Deli Tenant inserts or includes phrases such as “to Tenant’s knowledge” or “in all material respects” or other similar knowledge or materiality qualification(s) to any of the statements contained in the Fresh Market Deli Estoppel Certificate.  If Seller is unable to obtain the Fresh Market Deli Estoppel Certificate prior to Closing, Seller may, at Seller’s option, deliver to Purchaser a certification from Seller in the form of Exhibit K attached hereto with respect to the Fresh Market Deli Lease (the “Seller Certification”).  In the event that Seller is unable to obtain the Fresh Market Deli Estoppel Certificate and is unwilling to provide the Seller Certification, then Purchaser shall have the option either to (i) waive receipt of the Fresh Market Deli Estoppel Certificate, or (ii) terminate this Agreement as its sole recourse, in which event the Earnest Money shall be returned to Purchaser.  Purchaser shall make its election pursuant to the preceding sentence by sending written notice to Seller upon the earlier of (A) five (5) days after receiving notice from Seller that Seller will be unable to obtain the Fresh Market Deli Estoppel Certificate, or (B) the date of Closing.  If Purchaser fails to send timely notice of its election, Purchaser shall be deemed to have elected to terminate this Agreement as its sole recourse and the Earnest Money shall be returned to Purchaser.  If Seller elects to deliver the Seller Certification, the representations contained therein shall be subject to the limitations set forth in Section 5.5 below.

5.5           Survival.  It is the intent of Purchaser and Seller that the representations, warranties and covenants made by Seller in Section 5.1 of this Agreement or in the Seller Certification, if any (the “Seller Reps”) shall survive Closing for a period of one (1) year after the date of Closing.  Accordingly, Purchaser and Seller hereby agree that, notwithstanding any provision of this Agreement or any provision of law to the contrary, any action that may be brought under this Agreement by Purchaser against Seller for breach of any Seller Rep shall be forever barred unless Purchaser:  (a) delivers to Seller no later than one (1) year after the date of Closing a written notice of its claim setting forth in reasonable detail the factual basis for such claim and Purchaser’s good faith estimate of its damages arising out of such claim; and (b) files a complaint or petition against Seller alleging such claim in an appropriate state or federal court in Dallas County, Texas, no later than two (2) years after the date of Closing.  In no event shall Seller be liable after the date of Closing for its breach of any Seller Rep if such breach was actually known to Purchaser prior to Closing.

5.6           Modifications to Seller’s Updated Certificate.  Seller shall be allowed to make such modifications to Seller’s Updated Certificate as may be necessary to cause same to be accurate.  If such modifications disclose matters that (a) were not disclosed to Purchaser prior to the expiration of the Inspection Period, and (b) have a material, adverse effect on the value of the Property, then Seller shall not be in default hereunder, but in such event Purchaser shall have the option either to (i) accept Seller’s Updated Certificate as modified, or (ii) terminate this Agreement as its sole recourse, in which event the Earnest Money shall be returned to Purchaser.  Purchaser shall make its election pursuant to the preceding sentence by sending written notice to Seller upon the earlier of (A) five (5) days after receiving notice from Seller of Seller’s modifications to Seller’s Updated Certificate, or (B) the date of Closing. If Purchaser fails to send timely notice of its election, Purchaser shall be deemed to have elected the option described in clause (ii) above.

ARTICLE VI

DEFAULT; REMEDIES

6.1           Default of Purchaser.  In the event Purchaser fails to perform its obligations pursuant to this Agreement for any reason except failure by Seller to perform hereunder or the permitted termination hereof by Purchaser or Seller in accordance with the express provisions hereof, Seller shall be entitled, as its sole remedy, to terminate this Agreement and recover the Earnest Money as liquidated damages and not as a penalty, in full satisfaction of claims against Purchaser hereunder.  Seller and Purchaser agree that Seller’s damages resulting from Purchaser’s default are difficult, if not impossible, to determine and that the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of said damages to be certain.  In the event of Purchaser’s default and notwithstanding anything in this Section 6.1 to the contrary, Seller shall have all remedies available at law or in equity in the event Purchaser or any party related to or affiliated with Purchaser is asserting any claims or right to the Property that would otherwise delay or prevent Seller from having clear, indefeasible and marketable title to the Property.

6.2           Default of Seller.  In the event Seller fails to perform its obligations pursuant to this Agreement for any reason except failure by Purchaser to perform hereunder or the permitted termination hereof by Purchaser or Seller in accordance with the express provisions hereof, Purchaser may terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing, in which event Purchaser shall be entitled to either (a) receive the return of the Earnest Money (together with all interest earned thereon), which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) enforce specific performance of Seller’s obligation to execute the documents required to convey the Property to Purchaser, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder.  Purchaser expressly waives its rights to seek damages in the event of Seller’s default hereunder.  Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Earnest Money (together with all interest earned thereon) if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before thirty (30) days following the date upon which Closing was to have occurred.  The remedies set forth in this Section 6.2 shall be the sole and exclusive remedies available to Purchaser for Seller’s failure to close the transaction which is the subject of this Agreement in accordance with the provisions of this Agreement.

6.3           Post-Closing Remedies.  Notwithstanding the provisions of Section 6.1 and Section 6.2 above, in the event that after the termination of this Agreement or after Closing, as the case may be, a party (the “Defaulting Party”) breaches an obligation hereunder which is expressly stated herein to survive the termination of this Agreement or Closing, as the case may be, the Defaulting Party shall be liable to the other party (the “Non-Defaulting Party”) for the actual damages incurred by the Non-Defaulting Party as a direct result of such breach.  In no event shall the Non-Defaulting Party be entitled to recover from the Defaulting Party any punitive, consequential or speculative damages.

ARTICLE VII

RISK OF LOSS

7.1           Minor Damage.  In the event of loss or damage to the Property or any portion thereof (the “premises in question”) which is not “major” (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller performs any necessary repairs or, at Seller’s option, reduces the cash portion of the Purchase Price in an amount equal to the cost of such repairs, Seller thereby retaining all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question.  In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs.

7.2           Major Damage.  In the event of a “major” loss or damage, either Seller or Purchaser may terminate this Agreement by written notice to the other party, in which event the Earnest Money shall be returned to Purchaser.  If neither Seller nor Purchaser elects to terminate this Agreement within ten (10) days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Seller and Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller’s option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question.  In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs.  Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.  For purposes of Sections 7.1 and 7.2, “major” loss or damage refers to the following:  (i) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the certified opinion of a mutually acceptable architect, equal to or greater than ten percent (10%) of the

Purchase Price; and (ii) any loss due to a condemnation which permanently and materially impairs the current use of the Property.

7.3           Uniform Vendor and Purchaser Risk Act Not Applicable.  It is the express intent of the parties hereto that the provisions of Section 7.1 and Section 7.2 govern the rights of the parties in the event of damage to or condemnation of the Property and that the Uniform Vendor and Purchaser Risk Act (Section 5.007 of the Texas Property Code) not apply to this Agreement.

ARTICLE VIII

DISCLAIMERS AND WAIVERS

8.1           No Reliance on Documents.  Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby (including specifically, without limitation, the Property Documents).  Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby (including specifically, without limitation, the Property Documents) are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein.

8.2           Disclaimers.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PREMISES WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PREMISES DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PREMISES.  PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PREMISES “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT.  PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PREMISES OR RELATING THERETO MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PREMISES, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, VERBALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT.  PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PREMISES, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PREMISES AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PREMISES, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY

OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT.  UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AT ANY TIME BY REASON OF OR ARISING OUT OF ANY CONSTRUCTION DEFECTS, PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PREMISES; PROVIDED, HOWEVER, THAT THE FOREGOING PROVISION SHALL NOT BE CONSTRUED TO LIMIT ANY REMEDY PROVIDED TO PURCHASER UNDER SECTION 6.3 OF THIS AGREEMENT.  PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PREMISES BE REQUIRED UNDER APPLICABLE LAW AFTER THE DATE OF CLOSING DURING PURCHASER’S OWNERSHIP OF THE PROPERTY, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF PURCHASER.

8.3           Waivers of Deceptive Trade Practices Act.  Purchaser acknowledges and agrees, on its own behalf and on behalf of its assigns and successors, that the Texas Deceptive Trade Practices — Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code (the “DTPA”), is not applicable to this transaction.  Accordingly, Purchaser’s rights and remedies with respect to this transaction, and with respect to all acts or practices of the other, past, present or future, in connection with this transaction, shall be governed by legal principles other than the DTPA.  In furtherance thereof, Purchaser agrees as follows:

(a)           Purchaser represents that it is a business consumer and that it seeks to acquire by purchase or lease the goods or services that are the subject of this Agreement for commercial or business use.  Purchaser further represents that it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the business transaction that is the subject of this Agreement.  Purchaser also represents that it is not in a significantly disparate bargaining position in relation to Seller.

(b)           Purchaser represents that it has been represented by legal counsel in seeking or acquiring the goods or services that are the subject of this Agreement and that the transaction contemplated by this Agreement does not involve the purchase or lease of a family residence occupied or to be occupied as the residence of Purchaser.  Purchaser shall cause its legal counsel to sign this Agreement in the space provided below for the purpose of complying with Section 17.42(a)(3) of the DTPA.

(c)           Purchaser agrees, on its own behalf and on behalf of its assigns and successors, that all of its rights and remedies under the DTPA are WAIVED AND RELEASED, including specifically, without limitation, all rights and remedies resulting from or arising out of any and all acts or practices of Seller in connection with this transaction, whether such acts or practices occur before or after the execution of this Agreement; provided, however, notwithstanding anything to the contrary herein, in accordance with Section 17.42 of the DTPA, Purchaser does not waive Section 17.555 of the DTPA.

8.4           Effect and Survival of Disclaimers.  Seller has informed Purchaser that the compensation to be paid to Seller for the Property has been decreased to take into account that the Property is being sold subject to the provisions of this Article VIII.  Seller and Purchaser agree that the provisions of this Article VIII shall survive Closing.

ARTICLE IX

MISCELLANEOUS

9.1           Broker.  Seller and Purchaser represent each to the other that each has had no dealings with any broker, finder or other party concerning Purchaser’s purchase of the Property.  Seller and Purchaser each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorney’s fees) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder’s fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party.  The foregoing representations and warranties contained in this Section shall survive the Closing.  The Texas Real Estate License Act requires written notice to Purchaser that it should have an attorney examine an abstract of title to the property being purchased or obtain a title insurance policy.  Notice to that effect is, therefore, hereby given to Purchaser.

9.2           ERISA.  Purchaser represents that Purchaser is not an employee benefit plan or a governmental plan or a party in interest of either such a plan, and that the funds being used to acquire the Property are not plan assets or subject to state laws regulating investments of and fiduciary obligations with respect to a governmental plan.  As used herein, the terms “employee benefit plan”, “party in interest”, “plan assets” and “governmental plan” shall have the respective meanings assigned to such terms in ERISA, and the term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated in connection therewith.  Upon the request of Seller, Purchaser shall deliver to Seller at Closing a certificate stating that the foregoing representations are true and correct and containing an agreement by Purchaser to indemnify Seller against any inaccuracy in such representations.  The foregoing covenants shall survive Closing.

9.3           Assignment.  Purchaser may not assign its rights under this Agreement to anyone other than a Permitted Assignee (as hereinafter defined) without first obtaining Seller’s written approval, which will not be unreasonably withheld.  Subject to the conditions set forth in this Section 9.3, Purchaser may assign its rights under this Agreement to a Permitted Assignee without the prior written consent of Seller.  In the event that Purchaser desires to assign its rights under this Agreement to a Permitted Assignee, Purchaser shall send written notice to Seller at least five (5) business days prior to the effective date of such assignment stating the name and, if applicable, the constituent persons or entities of the Permitted Assignee.  Such assignment shall not become effective until such Permitted Assignee executes an instrument reasonably satisfactory to Seller in form and substance whereby the Permitted Assignee expressly assumes each of the obligations of Purchaser under this Agreement, including specifically, without limitation, all obligations concerning the Earnest Money.  No assignment shall release or otherwise relieve Purchaser from any obligations hereunder.  For purposes of this Section 9.3, the term “Permitted Assignee” shall mean (a) a corporation in which Medical Edge Healthcare Group, Inc. (or an Affiliate thereof) owns or controls a majority of the stock entitled to vote for directors, (b) a general partnership in which Medical Edge Healthcare Group, Inc. (or an Affiliate thereof) is a general partner owning a majority of the total partnership interests therein, or (c) a limited partnership in which Medical Edge Healthcare Group, Inc. (or an Affiliate thereof) is the sole general partner.  An “Affiliate” shall mean with respect to Purchaser: (a) Purchaser’s partners, co-members and joint venturers, (b) each corporation or other entity that is a parent or subsidiary of Purchaser, (c) each corporation or other entity that is controlled by or under common control of a parent of Purchaser, or (d) an entity that is controlled by any one or more of the following persons:  a director, officer, employee or agent of Purchaser or Joe Panter or Jim Wopnford.  Notwithstanding anything to the contrary contained herein, Purchaser shall not have the right to assign this Agreement to any assignee which, in the reasonable judgment of Seller, will cause the transaction contemplated hereby or any party thereto to violate the requirements of ERISA.  In order to enable Seller to make such determination, Purchaser shall cause to be delivered to Seller such information as is requested by Seller with respect to a proposed assignee and the constituent persons or entities of any proposed assignee, including specifically, without limitation, any pension or profit sharing plans related thereto.

9.4           Confidentiality. The information supplied to or made available to Purchaser by Seller pursuant to this Agreement shall not be released or disclosed to any other parties unless and until this transaction has closed without the prior written consent of Seller.  Seller shall not withhold its consent to disclosure of such information to Purchaser’s attorney or to any prospective lender.  In the event that this transaction is not closed for any reason, then (a) Purchaser shall refrain, and shall cause its agents, representatives and accountants to refrain, from disclosing all such information to any other party, (b) Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein, and (c) notwithstanding anything to the contrary contained elsewhere in this Agreement, the covenant set forth in the foregoing clauses (a) and (b) shall survive any termination of this Agreement.  It is understood and agreed that, with respect to any provision of this Agreement which refers to the termination of this Agreement and the return of the Earnest Money to Purchaser, such Earnest Money shall not be returned to Purchaser unless and until Purchaser has fulfilled its obligation to return to Seller the materials described in clause (b) of the preceding sentence.  In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 9.4, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information.  Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach.

9.5           Notice.  All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address:

If to Seller:	Behringer Harvard Northpoint I LP
Attention: Sam A. Gillespie
15601 North Dallas Parkway
Suite 600
Addison, Texas 75001

With copies to:	Powell & Coleman, L.L.P.
Attention: Patrick M. Arnold, Esq.
8080 North Central Expressway, Suite 1380
Dallas, Texas 75206

If to Purchaser:	Medical Edge Healthcare Group, Inc.
Attn: Carl D. Soderstrom
9229 LBJ Freeway, Suite 250
Dallas, Texas 75243

With a copy to:	Goins, Underkofler, Crawford & Langdon, L.L.P.
Attn: John O. Langdon
1201 Elm Street, Suite 4800
Dallas, Texas 75270

Any such notices shall be either (a) sent by certified mail, return receipt requested, in which case notice shall be deemed delivered upon deposit, postage prepaid in the U.S. mail, or (b) sent by a nationally recognized overnight courier, in which case it shall be deemed delivered one business day after deposit with such courier, or (c) delivered by hand delivery, in which case it shall be deemed delivered upon receipt.  The above addresses may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.  Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

9.6           Time of Essence.  Time is of the essence of this Agreement.

9.7           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8           Captions.  The captions in this Agreement are inserted for convenience of reference and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

9.9           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

9.10         Entire Agreement; Modifications.  This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations or statements, oral or written, are superseded hereby.  No waiver, modification amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment discharge or change is sought.

9.11         Partial Invalidity.  Any provision of this Agreement which is unenforceable or invalid or the inclusion of which would affect the validity, legality or enforcement of this Agreement shall be of no effect, but all the remaining provisions of this Agreement shall remain in full force and effect.

9.12         Discharge of Obligations.  Except as otherwise expressly provided herein, the acceptance of the Deed by Purchaser at Closing shall be deemed to be a full performance and discharge of every representation, warranty and covenant made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions hereof, and such representations, warranties and covenants shall be deemed to merge into the documents delivered at Closing. The preceding sentence shall not be construed to be applicable to any representation, warranty or covenant made by Seller in any documents executed by Seller at Closing, it being agreed that there shall be no merger of the representations, warranties and covenants set forth in the documents executed by Seller at Closing.

9.13         Assignment of Third Party Claims.  In consideration of the covenants contained herein and payment by Purchaser of the Purchase Price, Seller shall be deemed to have conveyed to Purchaser at Closing Seller’s interest in any claims and causes of action Seller may have against third parties (other than Purchaser or any tenant of the Property) arising out of Seller’s acquisition or ownership of the Property.  Purchaser hereby agrees to indemnify, defend and hold harmless Seller from and against any and all claims, demands, losses, damages of any kind, and causes of action Seller may suffer as a result of actions taken by Purchaser with regard to third party claims and causes of action assigned to Purchaser pursuant to the preceding sentence.

9.14         No Third Party Rights.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

9.15         Further Assurances.  Both Seller and Purchaser agree that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the transactions contemplated hereby.

9.16         Construction.  The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

9.17         Calculation of Time Periods.  Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State of Texas, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday.  The final day of any such period shall be deemed to end at 5 p.m., Dallas, Texas time.

9.18         Applicable Law.  THIS AGREEMENT IS PERFORMABLE IN DALLAS COUNTY, TEXAS, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATE OF TEXAS.  PURCHASER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS.  IF EITHER PARTY SHALL EMPLOY AN ATTORNEY TO ENFORCE OR DEFINE THE RIGHTS OF SUCH PARTY HEREUNDER, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE NONPREVAILING PARTY ALL OF ITS REASONABLE EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES.  PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

9.19         Municipal Utility District Notices.  Purchaser agrees that if the Property or any portion thereof is located in a municipal utility district, Purchaser will, within five (5) days after request by Seller, execute any and all notices which, in the opinion of counsel for Seller, are required by law to be given to Purchaser with respect to the Property.

9.20         Exhibits and Schedules.  The following schedules or exhibits attached hereto (herein sometimes being referred to as “Exhibit”) shall be deemed to be an integral part of this Agreement:

A	Legal Description
B	Property Documents
B-1	Contracts

C	Special Warranty Deed
D	Bill of Sale
E	Assignment of Leases and Security Deposits
F	Assignment and Assumption of Intangible Property and Other Rights
G	Tenant Notice Letters
H	FIRPTA Affidavit
I	Agreement Regarding Disclaimers
J-1	Centex Homes Estoppel Certificate
J-2	Fresh Market Deli Estoppel Certificate
K	Seller Certificate
L	Certificate (regarding Seller Reps)
Schedule 5.1(c)	Leases

9.21         Tender of Offer.  Upon execution of this Agreement by Purchaser and delivery of same to Seller, this Agreement shall constitute an offer which has been submitted by Purchaser to Seller for Seller’s approval.  By executing this Agreement and submitting same to Seller, Purchaser acknowledges and agrees as follows:  (a) this Agreement may be approved or disapproved by Seller in its sole and unfettered discretion, with Seller having the right to disapprove this Agreement for any reason whatsoever, and (b) Seller’s approval of this Agreement shall be evidenced only by Seller’s execution of this Agreement and delivery of a counterpart hereof executed by both Seller and Purchaser to the Title Company.  Purchaser acknowledges that Purchaser has not, will not and cannot rely upon any other statement or action of Seller or its representatives as evidence of Seller’s approval of this Agreement.

9.22         Effective Date.  The offer by Purchaser herein contained shall automatically be withdrawn and become of no force or effect unless this Agreement is executed by Seller and delivered to the Title Company on or before 5 p.m., Dallas, Texas time on the date that is ten (10) days after Purchaser executes this Agreement and delivers same to Seller.  The “Effective Date” of this Agreement shall be the date of delivery to the Title Company of a fully executed counterpart of this Agreement, as evidenced by the Title Company’s notation in the space set forth below.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLER:

Dated:	BEHRINGER HARVARD NORTHPOINT I LP,
a Texas limited partnership

	By:	Behringer Harvard Northpoint I GP, LLC
a Texas limited liability company,
its General Partner

By:
Name:
Title:

PURCHASER:

MEDICAL EDGE HEALTHCARE GROUP, INC.,
a Texas corporation
Dated:

By:
Carl D. Soderstrom,
Chief Executive Officer

ACKNOWLEDGMENT BY TITLE COMPANY

The Title Company hereby acknowledges receipt of (a) a counterpart of this Agreement executed by Seller and Purchaser on the            day of November, 2006 (the “Effective Date”), and (b) Earnest Money from Purchaser in the amount of Fifty Thousand Dollars ($50,000.00) on the       day of October, 2006.

REPUBLIC TITLE OF TEXAS, INC.

By:
Name:
Title:

EXHIBIT A

LEGAL DESCRIPTION

TRACT I

BEING a 5.081 acre tract of land situated in the J. D. Hamilton Survey, Abstract Number 647, in the City of Dallas, Dallas County, Texas and being all of LOT 1, BLOCK M/8416 of NORTHPOINT BUSINESS CAMPUS, an addition to the City of Dallas according to the plat recorded in Volume 76163, Page 0562 of the Deed Records of Dallas County, Texas (DRDCT) and being more particularly described as follows:

BEGINNING at a concrete monument found at the point of intersection of the northerly right-of-way line of Interstate Highway Number 635 (LBJ Freeway) (a variable width right-of-way) with the easterly right-of-way line of Greenville Avenue (a variable width right-of-way) and being the westerly corner of said Lot 1;

THENCE along the easterly right-of-way line of said Greenville Avenue as follows:

NORTH 22°20’30” EAST a distance of 249.99 feet to a 5/8 inch iron rod set for corner;

NORTH 67°39’30” WEST a distance of 20.00 feet to a 5/8 inch iron rod set for corner;

NORTH 22°20’30” EAST a distance of 25.01 feet to a 5/8 inch iron rod set for the southwest corner of Lot 4, Block M/8416 of Third Section Northpoint Business Campus, an addition to the City of Dallas according to the plat recorded in Volume 78060, Page 1029 (DRDCT);

THENCE departing the easterly right-of-way line of said Greenville Avenue and following the southerly line of said Lot 4 and the northerly line of said Lot 1 as follows:

SOUTH 67°39’30” EAST a distance of 309.99 feet to a 5/8 inch iron rod set for corner;

SOUTH 89°58’00” EAST a distance of 99.12 feet to a 5/8 inch iron rod set for the southeast corner of said Lot 4 and being the northerly northeast corner of said Lot 1 and being located in the westerly line of Common Green #1, Block M/8416 of said Third Section Northpoint Business Campus;

THENCE along the easterly line of said Lot 1 and the westerly and southerly line of said Common Green #1 as follows:

SOUTH 00°02’00” WEST a distance of 146.90 feet to a 5/8 inch iron rod set for corner;

SOUTH 89°58’00” EAST a distance of 153.38 feet to a 5/8 inch iron rod set for the easterly northeast corner of said Lot 1 and being the northwest corner of Lot 2, Block M/8416 of Second Section Northpoint Business Campus, an addition to the City of Dallas according to the plat recorded in Volume 77132, Page 0031 (DRDCT);

THENCE departing the southerly line of said Common Green #1, and following the easterly line of said Lot 1 and the westerly line of said Lot 2 SOUTH 00°20’00”WEST a distance of 329.00 feet to a 5/8 inch iron rod set for the southeast corner of said Lot 1 and being the southwest corner of said Lot 2;

A-1

THENCE NORTH 89°58’00” WEST along the southerly line of said Lot 1 a distance of 229.00 feet to a ¾ inch iron rod found for the southerly southwest corner of said Lot 1 and being located in the northeasterly right-of-way line of said Interstate Highway 635 (LBJ Freeway);

THENCE along the northeasterly right-of-way line of said Interstate Highway 635 (LBJ Freeway) as follows:

NORTH 48°43’30” WEST a distance of 247.57 feet to a concrete monument with brass cap found for corner;

NORTH 51°15’00” WEST a distance of 269.17 feet to the POINT OF BEGINNING;

CONTAINING within these metes and bounds 5.081 acres of 221,322 square feet of land, more or less.

TRACT II

That certain perpetual easement interest and estate appurtenant to Tract I and all rights and privileges in connection therewith, created in Reciprocal Easement Agreement With Covenants and Restrictions dated December 2, 2002, executed by and among Northpoint Office Partners, L.P., Two Northpoint Office Partners, L.P., and Texas Health Choice, L.C., recorded in Volume 2002235, Page 07795, Deed Records, Dallas County, Texas, covering Lot 3, Lot 4 and Common Green #1, Block M, City Block 8416 of the Third Section of Northpoint Business Campus, an addition to the City of Dallas, Texas, according to the Plat recorded in Volume 78060, Page 1029, Map Records, Dallas County, Texas.

A-2

EXHIBIT B

PROPERTY DOCUMENTS

1.             Copies of all Leases, including any and all modifications or amendments thereto.

2.             A rent roll for the Property for the month in which this Agreement is executed, or if not yet available, the most recently available month, in the form customarily prepared for Seller by the current manager of the Property.

3.             Copies of all vendor and service contracts which are currently in effect with respect to the Property, including, but not limited to, all agreements for the provision of janitorial, maintenance, trash removal, landscaping and security services, to the extent in Seller’s possession.

4.             Copies of all leasing commission agreements with respect to the Property to which Seller is a party.

5.             Operating statements for the Property for the most recent twelve (12) months (or the period of Seller’s ownership of the Property, if less) in the format customarily prepared for Seller by the current manager of the Property.

6.             An inventory of the Personal Property, if any, to be conveyed to Purchaser at Closing.

7.             Copies of the ad valorem and personal property tax statements covering the Property for the current tax year (if available) and for the previous two (2) years (or the period of Seller’s ownership of the Property, if less).

8.             All Governmental licenses and permits issued with respect to the Property to the extent in Seller’s possession, including specifically, without limitation, building permits, certificates of occupancy, and special or conditional use permits in Seller’s possession.

9.             Plans and specifications for the Improvements, to the extent in Seller’s possession.

10.           Copies of all guaranties and warranties covering the Property, to the extent in Seller’s possession.

11.           Any environmental, soil, or engineering reports prepared with respect to the Property which are in Seller’s possession.

B-1

EXHIBIT B-1

CONTRACTS

1.	Angiel Electrical
2.	Dallas Security System
3.	Duncan Disposal, Inc.
4.	Fikes Services, Inc.
5.	Garratt Callahan
6.	Merchants & Indust Security
7.	Metheny Landscape
8.	Mister Sweeper
9.	MitecNet Dallas
10.	MitecNet Dallas
11.	Noble Resources
12.	Reliant Energy
13.	Restorx of Texas
14.	Spaeth Industries
15.	Skyline Building Svcs.
16.	United Building Maintenance
17.	United Elevator Comp.

B-2

EXHIBIT C

SPECIAL WARRANTY DEED

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS	§

THAT BEHRINGER HARVARD NORTHPOINT LP, a Texas limited partnership (hereinafter referred to as “Grantor”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to it in hand paid by MEDICAL EDGE HEALTHCARE GROUP, INC., a Texas corporation (hereinafter referred to as “Grantee”), whose mailing address is                     , the receipt and sufficiency of which consideration are hereby acknowledged, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY, unto Grantee all of the real property situated in Dallas County, Texas, described on Exhibit A attached hereto and made a part hereof for all purposes, together with all and singular the rights, benefits, privileges, easements, tenements, hereditaments and appurtenances thereon or in anywise appertaining thereto, and together with all improvements situated thereon and any right, title and interest of Grantor in and to adjacent streets, alleys and rights-of-way (said land, rights, benefits, privileges, easements, tenements, hereditaments, appurtenances, improvements and interests being hereinafter referred to collectively as the “Property”).

This conveyance is made subject to the following: (a) the matters set forth on Exhibit B attached hereto and made a part hereof for all purposes; and (b) shortages in area, encroachments, overlapping of improvements, and all matters affecting the Property that are visible or would be revealed by a survey thereof (collectively, the “Permitted Exceptions”).

TO HAVE AND TO HOLD the Property, subject to the Permitted Exceptions, as aforesaid, unto Grantee, its successors and assigns, forever; and Grantor does hereby bind itself and its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, by, through or under Grantor, but not otherwise.

By acceptance of this Special Warranty Deed, Grantee assumes payment of all property taxes on the Property for the year 2006 and subsequent years.

IN WITNESS WHEREOF, this Special Warranty Deed has been executed by Grantor to be effective as of the       day of          , 20     .

BEHRINGER HARVARD NORTHPOINT I LP,
a Texas limited partnership

By:	Behringer Harvard Northpoint I GP, LLC
a Texas limited liability company,
its General Partner

By:
Name:
Title:

C-1

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the       day of                     , 20     , by                         ,            of Behringer Harvard Northpoint I GP, LLC, a Texas limited liability company, the General Partner of Behringer Harvard Northpoint I LP, a Texas limited partnership, on behalf of said limited partnership.

Notary Public

C-2

EXHIBIT D

BILL OF SALE

Seller, BEHRINGER HARVARD NORTHPOINT I LP, a Texas limited partnership (“Seller”), having its principal place of business at Dallas, Texas, in consideration of Ten and No/100 Dollars ($10.00), receipt of which is hereby acknowledged, does hereby sell, assign, transfer and set over to MEDICAL EDGE HEALTHCARE GROUP, INC., a Texas corporation (“Purchaser”), the following described personal property, to-wit:

All of the furniture, fixtures, equipment, machines, apparatus, supplies and personal property, of every nature and description, and all replacements thereof now owned by Seller and located in or on the real estate described on Exhibit A attached hereto and made a part hereof, excepting therefrom any furniture, furnishings, fixtures, business equipment or articles of personal property belonging to tenants occupying the improvements situated on said real estate, or otherwise excluded pursuant to Tenant Estoppel Certificates executed by such tenants in connection with the sale and purchase of the real property and improvements thereon described in that certain Purchase Agreement between Seller and Purchaser dated           , 20     .

SELLER MAKES NO WARRANTY OF MERCHANTABILITY, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE IN RESPECT OF THE FOREGOING PROPERTY, AND THE SAME IS SOLD IN “AS IS, WHERE IS” CONDITION, WITH ALL FAULTS.  BY EXECUTION OF THIS BILL OF SALE, PURCHASER AFFIRMS THAT IT HAS NOT RELIED ON SELLER’S SKILL OR JUDGMENT TO SELECT OR FURNISH THE FOREGOING PROPERTY FOR ANY PARTICULAR PURPOSE, THAT SELLER MAKES NO WARRANTY OR MERCHANTABILITY, QUALITY, OR FITNESS FOR ANY PARTICULAR PURPOSE, AND THAT THE FOREGOING PROPERTY IS BEING SOLD TO PURCHASER WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be signed and sealed in its name by its officers thereunto duly authorized this       day of           , 20     .

BEHRINGER HARVARD NORTHPOINT I LP,
a Texas limited partnership

By:	Behringer Harvard Northpoint I GP, LLC,
a Texas limited liability company,
its General Partner

By:
Name:
Title:

D-1

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the       day of                     , 20     , by                         ,            of Behringer Harvard Northpoint I GP, LLC, a Texas limited liability company, the General Partner of Behringer Harvard Northpoint I LP, a Texas limited partnership, on behalf of said limited partnership.

Notary Public

D-2

EXHIBIT E

ASSIGNMENT OF LEASES AND SECURITY DEPOSITS

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS	§

BEHRINGER HARVARD NORTHPOINT I LP, a Texas limited partnership (“Assignor”), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to MEDICAL EDGE HEALTHCARE GROUP, INC., a Texas corporation (“Assignee”), all of Assignor’s right, title and interest in and to all leases, including any and all security deposits made by tenants pursuant to said leases, in effect at the real property in Dallas County, Texas more particularly described on Exhibit A attached hereto (“Existing Leases”); provided, however, that Assignor reserves and retains for itself any and all claims and causes of action that have accrued to Assignor under Existing Leases prior to the effective date of this Assignment of Leases and Security Deposits.  Assignor agrees to defend, indemnify and hold harmless Assignee from Assignor’s failure to fulfill, perform and discharge all of the various commitments, obligations and liabilities of Assignor under and by virtue of the Existing Leases assigned hereunder arising prior to the effective date hereof, except with respect to that certain Office Lease Agreement dated as of September 19, 2000, originally executed between Texas Health Choice, LC, as landlord, and Medical Edge Healthcare Group, Inc., as Tenant, as same may have been amended (the “Medical Edge Lease”) .

IN WITNESS WHEREOF, Assignor has executed this Assignment to be effective as of the       day of          , 20     .

ASSIGNOR

BEHRINGER HARVARD NORTHPOINT I LP,
a Texas limited partnership

By:	Behringer Harvard Northpoint I GP, LLC,
a Texas limited liability company,
its General Partner

By:
Name:
Title:

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the       day of                     , 20     , by                         ,            of Behringer Harvard Northpoint I GP, LLC, a Texas limited liability company, the General Partner of Behringer Harvard Northpoint I LP, a Texas limited partnership, on behalf of said limited partnership.

Notary Public

ACCEPTANCE

Assignee hereby accepts the foregoing Assignment of Leases and Security Deposits and agrees to assume, fulfill, perform and discharge all the various commitments, obligations and liabilities of Assignor under and by virtue of the Existing Leases hereby assigned, which arise on or after the effective date hereof, including the return of security deposits, and does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages, causes of action, expenses and attorneys’ fees incurred by Assignor by reason of the failure of Assignee from and after the effective date hereof to fulfill, perform and discharge all of the various commitments, obligations and liabilities of Assignor under and by virtue of the Existing Leases assigned hereunder, including the return of security deposits, which arise on or after the effective date hereof.  Notwithstanding the preceding sentence, with respect to the Medical Edge Lease, Assignee agrees (a) to assume, fulfill, perform and discharge all the various commitments, obligations and liabilities of Assignor under such Medical Edge Lease regardless of whether same accrue before or after the date hereof, and (b) to defend, indemnify and hold harmless Assignor from any liability, damages, causes of action, expenses and attorneys’ fees incurred by Assignor by reason of the failure of Assignee to fulfill, perform and discharge all of the various commitments, obligations and liabilities of Assignor under and by virtue of the Medical Edge, whether accruing before or after the date hereof.

IN WITNESS WHEREOF, this Acceptance has been executed to be effective as of the       day of           , 20     .

ASSIGNEE

MEDICAL EDGE HEALTHCARE GROUP, INC.,
a Texas corporation

By:
Name:
Title:

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the       day of           , 20     , by           ,            of           , a                     , on behalf of said           .

Notary Public

EXHIBIT F

ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY
AND OTHER RIGHTS

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS	§

FOR VALUE RECEIVED, BEHRINGER HARVARD NORTHPOINT I LP, a Texas limited partnership (“Assignor”) hereby conveys, assigns, transfers, and sets over unto MEDICAL EDGE HEALTHCARE GROUP, INC., a Texas corporation (“Assignee”), all the right, title and interest of Assignor in and to any and all intangible property owned by Assignor and used in connection with the real estate described on Exhibit A attached hereto and made a part hereof, and the buildings and improvements located thereon (“Property”), including without limitation, the right, if any, to use the name Northpoint Office Building” (specifically excluding, however the name “Behringer Harvard”, any derivative thereof or any name which includes the name “Behringer Harvard’ or any derivative thereof), all plans and specifications in the possession of Assignor which were prepared in connection with any of the Property, all assignable licenses, permits and warranties now in effect with respect to the Property, all assignable written contracts and commitments as set forth on Exhibit B attached hereto and made a part hereof (the “Contracts”), but excluding cash on hand and in bank and escrow accounts, and further excluding any furniture, furnishings, fixtures, business equipment or articles of personal property belonging to tenants occupying the Property or otherwise excluded pursuant to Tenant Estoppel Certificates executed by such tenants in accordance with that certain Purchase Agreement between Assignor, as seller, and Assignee, as purchaser, dated                     , for the sale and purchase of the Property.

Assignor agrees to defend, indemnify and hold harmless Assignee from Assignor’s failure to fulfill, perform and discharge all of the various commitments, obligations and liabilities of Assignor under and by virtue of the Contracts assigned hereunder arising prior to the effective date hereof.

This Assignment shall be binding upon and shall inure to the benefit of Assignor, Assignee and their respective successors and assigns.

IN WITNESS WHEREOF, Assignor has executed this Assignment and Assumption of Intangible Property and Other Rights to be effective as of the       day of           , 20     .

BEHRINGER HARVARD NORTHPOINT I LP,
a Texas limited partnership

By:	Behringer Harvard Northpoint I GP, LLC,
a Texas limited liability company,
its General Partner

By:
Name:
Title:

F-1

ACCEPTANCE

Assignee hereby accepts the foregoing Assignment and Assumption of Intangible Property and Other Rights and agrees to become responsible for and assume, fulfill, perform, discharge and observe all obligations, covenants, conditions and provisions accruing or arising from and after the date hereof with respect to the above-described property, and does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages, causes of action, expenses and attorneys’ fees incurred by Assignor by reason of the failure of the undersigned from and after the date hereof to fulfill, perform, discharge and observe all of the various obligations, covenants, conditions and provisions with respect to the above-described property.

IN WITNESS WHEREOF, this Acceptance has been executed by Assignee to be effective as of the       day of                     , 20     .

MEDICAL EDGE HEALTHCARE GROUP, INC.,
a Texas corporation

By:
Name:
Title:

F-2

EXHIBIT G

NOTICE OF PURCHASE AND LEASE ASSIGNMENT TO TENANTS

          , 20

[Name and Address of Tenant]

Re:  Sale of

Gentlemen:

Please be advised that Medical Edge Healthcare Group, Inc., a Texas corporation (“Purchaser”) has purchased the captioned property, in which you occupy space as a tenant pursuant to a lease dated                 , 20      (the “Lease”), from Behringer Harvard Northpoint I LP, a Texas limited partnership (“Behringer Harvard”), the previous owner thereof.  In connection with such purchase, Behringer Harvard has assigned its interest as landlord in the Lease to Purchaser and has transferred your security deposit in the amount of $           (the “Security Deposit”) to Purchaser.  Purchaser specifically acknowledges the receipt of and responsibility for the Security Deposit, the intent of Purchaser and Behringer Harvard being to relieve Behringer Harvard of any liability for the return of the Security Deposit.

All rental and other payments that become due subsequent to the date hereof should be payable to                      and should be addressed as follows:

In addition, all notices from you to the landlord concerning any matter relating to your tenancy should be sent to                      at the address above.

Very truly yours,

,
a

By:
Name:
Title:

G-1

BEHRINGER HARVARD NORTHPOINT I LP,
a Texas limited partnership

By:	Behringer Harvard Northpoint I GP, LLC
a Texas limited liability company,
its General Partner

By:
Name:
Title:

G-2

EXHIBIT H

FIRPTA AFFIDAVIT

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  To inform Medical Edge Healthcare Group, Inc., a Texas corporation (Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by Behringer Harvard Northpoint I LP, a Texas limited partnership (“Transferor”), the undersigned hereby certifies as follows:

1.             Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.             Transferor’s U.S.  employer identification number is:  #71-0897613;

3.             Transferor’s office address is 15601 North Dallas Parkway, Suite 600, Addison, Texas 75001.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned, in the capacity set forth below, hereby declares that he has examined this certification and to the best of his knowledge and belief it is true, correct, and complete, and the undersigned further declares that he has authority to sign this document in such capacity.

EXECUTED to be effective as of the       day of           , 20     .

BEHRINGER HARVARD NORTHPOINT I LP,
a Texas limited partnership

By:	Behringer Harvard Northpoint I GP, LLC
a Texas limited liability company,
its General Partner

By:
Name:
Title:

H-1

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the       day of                     , 20     , by                         ,            of Behringer Harvard Northpoint I GP, LLC, a Texas limited liability company, the General Partner of Behringer Harvard Northpoint I LP, a Texas limited partnership, on behalf of said limited partnership.

Notary Public

H-2

EXHIBIT I

AGREEMENT REGARDING DISCLAIMERS

This Agreement Regarding Disclaimers (this “Agreement”) is made to be effective as of the       day of                     , 20     , by Medical Edge Healthcare Group, Inc., a Texas corporation (“Purchaser”), for the benefit of Behringer Harvard Northpoint I LP, a Texas limited partnership (“Seller”).

RECITALS

A.            Seller and Purchaser executed that certain Purchase Agreement (herein so called) dated to be effective as of                              regarding the sale and purchase of certain property more specifically described therein (the “Property”).

B.            The Purchase Agreement requires that at Closing (as defined in the Purchase Agreement) Purchaser and its counsel shall execute this Agreement;

NOW THEREFORE, Purchaser does hereby confirm and agree as follows:

1.             No Reliance.  Purchaser acknowledges and agrees that Purchaser has had ample opportunity to review documents concerning the Property and to conduct physical inspections of the Property, including specifically, without limitation, inspections regarding the environmental condition of the Property, the structural condition of the Property, and the compliance of the Property with the Americans with Disabilities Act of 1990, 42 U.S.C. §12101 et seq.  Purchaser hereby represents, warrants and agrees that (a) Purchaser has examined the Property and is familiar with the physical condition thereof and has conducted such investigations of the Property (including without limitation the environmental condition thereof) as Purchaser has deemed necessary to satisfy itself as to the condition of the Property and the existence or nonexistence, or curative action to be taken with respect to, any hazardous or toxic substances on or discharged from the Property, (b) except as expressly set forth in Section 5.1 of the Purchase Agreement and in any document executed by Seller at the Closing, neither Seller nor Broker (as defined in the Purchase Agreement), nor any affiliate, agent, officer, employee or representative of any of the foregoing has made any verbal or written representations, warranties, promises or guarantees whatsoever to Purchaser, express or implied, and in particular, that no such representations, warranties, guarantees or promises have been made with respect to the physical condition, operation, or any other matter or thing affecting or related to the Property or the offering or sale of the Property, and (c) except as expressly set forth in Section 5.1 of the Purchase Agreement and in any document executed by Seller at the Closing, Purchaser has not relied upon any representations, warranties, guarantees or promises or upon any statements made or any information provided concerning the Property provided or made by Seller or Broker, or their respective agents and representatives, and Purchaser has elected to purchase the Property after having made and relied solely on its own independent investigation, inspection, analysis, appraisal and evaluation of the Property and the facts and circumstances related thereto.  Without limiting the generality of the foregoing, Purchaser acknowledges and agrees that, except as expressly set forth in Section 5.1 of the Purchase Agreement and in any document executed by Seller at the Closing, neither Seller nor Broker has any obligation to disclose to Purchaser, and shall have no liability for its failure to disclose to Purchaser, any information known to it relating to the Property.  Purchaser acknowledges and agrees that, except as expressly set forth in Section 5.1 of the Purchase Agreement and in any document executed by Seller at the Closing, all materials, data and information delivered to Purchaser by or through Seller or Broker in connection with the transaction contemplated herein have been provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser.

2.             Disclaimers.  PURCHASER ACKNOWLEDGES AND AGREES THAT THE PREMISES HAVE BEEN SOLD AND CONVEYED TO PURCHASER AND PURCHASER HAS ACCEPTED THE PREMISES “AS IS, WHERE IS, WITH ALL FAULTS”. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 5.1 OF THE PURCHASE AGREEMENT, THE LIMITED WARRANTY OF TITLE EXPRESSLY SET FORTH IN THE DEED FROM SELLER TO PURCHASER, AND IN ANY DOCUMENT EXECUTED BY SELLER AT THE CLOSING, SELLER HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES.  WITHOUT LIMITING THE GENERALITY OF THE PRECEDING SENTENCE OR ANY OTHER DISCLAIMER SET FORTH HEREIN, SELLER AND PURCHASER HEREBY AGREE THAT SELLER HAS NOT MADE AND IS NOT MAKING ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, AS TO (A) THE NATURE OR CONDITION, PHYSICAL OR OTHERWISE, OF THE PREMISES OR ANY ASPECT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF HABITABILITY, SUITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE, (B) THE NATURE OR QUALITY OF CONSTRUCTION, STRUCTURAL DESIGN OR ENGINEERING OF THE IMPROVEMENTS OR THE STATE OF REPAIR OR LACK OR REPAIR OF ANY OF THE IMPROVEMENTS, (C) THE QUALITY OF THE LABOR OR MATERIALS INCLUDED IN THE IMPROVEMENTS, (D) THE SOIL CONDITIONS, DRAINAGE CONDITIONS, TOPOGRAPHICAL FEATURES, ACCESS TO PUBLIC RIGHTS-OF-WAY, AVAILABILITY OF UTILITIES OR OTHER CONDITIONS OR CIRCUMSTANCES WHICH AFFECT OR MAY AFFECT THE PREMISES OR ANY USE TO WHICH PURCHASER MAY PUT THE PREMISES, (E) ANY CONDITIONS AT OR WHICH AFFECT OR MAY AFFECT THE PREMISES WITH RESPECT TO ANY PARTICULAR PURPOSE, USE, DEVELOPMENT POTENTIAL OR OTHERWISE, (F) THE AREA, SIZE, SHAPE, CONFIGURATION, LOCATION, CAPACITY, QUANTITY, QUALITY, CASH FLOW, EXPENSES, VALUE, MAKE, MODEL, COMPOSITION, AUTHENTICITY OR AMOUNT OF THE PREMISES OR ANY PART THEREOF, (G) EXCEPT FOR THE LIMITED WARRANTY OF TITLE EXPRESSLY SET FORTH IN THE DEED, THE NATURE OR EXTENT OF TITLE TO THE PREMISES, OR ANY EASEMENT, RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONTRACT, CONDITION OR OTHERWISE THAT MAY AFFECT TITLE TO THE PREMISES, (I) ANY ENVIRONMENTAL, GEOLOGICAL, METEOROLOGICAL, STRUCTURAL, OR OTHER CONDITION OR HAZARD OR THE ABSENCE THEREOF HERETOFORE, NOW OR HEREAFTER AFFECTING IN ANY MANNER THE PREMISES, INCLUDING BUT NOT LIMITED TO, THE ABSENCE OF ASBESTOS OR ANY ENVIRONMENTALLY HAZARDOUS SUBSTANCE ON, IN, UNDER OR ADJACENT TO THE PREMISES, (I) THE COMPLIANCE OF THE PREMISES OR THE OPERATION OR USE OF THE PREMISES WITH ANY APPLICABLE RESTRICTIVE COVENANTS, OR WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL BODY (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ANY ZONING LAWS OR REGULATIONS, ANY BUILDING CODES, ANY ENVIRONMENTAL LAWS, AND THE AMERICANS WITH DISABILITIES ACT OF 1990, 42 U.S.C. 12101 ET SEQ.   UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, VIOLATIONS OF ANY APPLICABLE LAWS, CONSTRUCTION DEFECTS, AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AT ANY TIME BY REASON OF OR ARISING OUT OF ANY VIOLATIONS OF

ANY APPLICABLE LAWS (INCLUDING ANY ENVIRONMENTAL LAWS), CONSTRUCTION DEFECTS, PHYSICAL CONDITIONS, AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PREMISES.  PURCHASER AGREES THAT SHOULD ANY WORK BE REQUIRED TO PUT THE PREMISES IN COMPLIANCE WITH ANY APPLICABLE LAWS, OR SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PREMISES BE REQUIRED UNDER APPLICABLE LAW AFTER THE DATE OF CLOSING DURING PURCHASER’S OWNERSHIP OF THE PREMISES, SUCH WORK, CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF PURCHASER.

3.             DTPA Waiver.  Purchaser acknowledges and agrees, on its own behalf and on behalf of its assigns and successors, that the Texas Deceptive Trade Practices — Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code (the “DTPA”), is not applicable to this transaction.  Accordingly, Purchaser’s rights and remedies with respect to this transaction, and with respect to all acts or practices of the other, past, present or future, in connection with this transaction, shall be governed by legal principles other than the DTPA.  In furtherance of the foregoing, Seller and Purchaser agree as follows:

(a)           Purchaser represents that it is a business consumer and that it is acquiring the Property for commercial or business use.  Purchaser further represents that it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the business transaction that is the subject of the Purchase Agreement (including the acquisition of the Property).  Purchaser also represents that it is not in a significantly disparate bargaining position in relation to Seller.

(b)           Purchaser represents that it has been represented by legal counsel in seeking or acquiring the Property and that the transaction contemplated by the Purchase Agreement does not involve the purchase or lease of a family residence occupied or to be occupied as the residence of Purchaser.  Concurrently with the execution of this Agreement, Purchaser shall cause its legal counsel to sign a copy of this Agreement in the space provided below for the purpose of complying with Section 17.42(a)(3) of the DTPA.

(c)           Purchaser agrees, on its own behalf and on behalf of its assigns and successors, that all of its rights and remedies under the DTPA are WAIVED AND RELEASED, including specifically, without limitation, all rights and remedies resulting from or arising out of any and all acts or practices of Seller in connection with the business transaction that is the subject of the Purchase Agreement (including the acquisition of the Property) whether such acts or practices occur before or after the execution of this Agreement; provided, however, notwithstanding anything to the contrary herein, in accordance with Section 17.42 of the DTPA, Purchaser does not waive Section 17.555 of the DTPA.

4.             Survival of Disclaimers.  Seller and Purchaser agree that the provisions of this Agreement shall survive Closing.

MEDICAL EDGE HEALTHCARE GROUP, INC.,
a Texas corporation

By:
Name:
Title:

EXHIBIT J-1

CENTEX HOMES ESTOPPEL CERTIFICATE

To:          Behringer Harvard Northpoint I LP (“Landlord”)

The Purchaser of the Premises described below from Behringer Harvard Northpoint I LP (the “Purchaser”)

1.             Definitions.  The following terms have the following meanings:

(a)           “Lease” means the following described lease:

(i)            Office Lease Agreement by and between Texas Health Choice, LC as “Landlord” and Centex Homes as “Tenant” dated August 1, 2000.

(ii)           First Amendment to Office Lease Agreement by and between Texas Health Choice, LC as “Landlord” and Centex Homes as “Tenant” dated December 20, 2001.

(iii)          Second Amendment to Office Lease Agreement by and between Texas Health Choice, LC as “Landlord” and Centex Homes as “Tenant” dated September 30, 2002.

(iv)          Third Amendment to Office Lease Agreement by and between Northpoint Office Partners, LP as “Landlord” and Centex Homes as “Tenant” dated November 20, 2003.

(b)           “Premises” means the premises leased pursuant to the Lease.

(c)           “Sublease” means the Agreement by and between Centex Homes as “Sublessor” and Medical Edge Healthcare Group, Inc. as “Sublessee” dated March 31, 2005.

(d)           “Subleased Premises” means the premises leased pursuant to the Sublease.

(e)           “Subtenant” means Medical Edge Healthcare Group, Inc.

2.             Certification.  Centex Homes, a Nevada general partnership (“Tenant”), hereby certifies and represents to Landlord and Purchaser that:

(a)           Tenant has accepted the Premises.

(b)           The Lease has not been modified or amended except for the amendments described in paragraph 1(a)(ii) through paragraph 1(a)(iv) above.  A true and correct copy of the Lease is attached hereto as Exhibit I.  The Sublease has not been modified or amended.  A true and correct copy of the Sublease is attached hereto as Exhibit II.

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(c)           To the best of Tenant’s knowledge, all of Landlord’s obligations under the Lease have been performed in all material respects to the satisfaction of Tenant.  Tenant has not materially failed to perform an obligation of Tenant under the Lease, and to Tenant’s knowledge, Landlord has not materially failed to perform an obligation of Landlord under the Lease.

(d)           To the best of Tenant’s knowledge, all of Subtenant’s obligations under the Sublease have been performed in all material respects to the satisfaction of Tenant.  Tenant has not materially failed to perform an obligation of Tenant under the Sublease, and to Tenant’s knowledge, Sublessee has not materially failed to perform an obligation of Sublessee under the Sublease.

(e)           No rent has been prepaid more than thirty days in advance of its due date.

(f)            To the best of Tenant’s knowledge, Tenant has no claim of offset against the Basic Rent or other amounts payable by Tenant under the Lease.

(g)           The next payment of Basic Rent payable by Tenant is due on                           , 200   .

(h)           There are no written or oral agreements between Landlord and Tenant with respect to the Lease or the Premises except as set forth in the Lease.

(i)            There are no written or oral agreements written between Tenant and Subtenant with respect to the Sublease or the Subleased Premises except as set forth in the Sublease.

(j)            Tenant does not have any security deposit placed with Landlord under the Lease.

3.             Reliance.  Tenant acknowledges and agrees that Landlord and Purchaser are each relying on Tenant’s representations in this certificate.

(SIGNATURE ON NEXT PAGE)

J-1-2

Dated this       day of                      , 2006.

CENTEX HOMES, a Nevada general partnership

By:

,

its

By:
Authorized Representative

Printed Name

Title

J-1-3

EXHIBIT J-2

FRESH MARKET DELI ESTOPPEL CERTIFICATE

To:          Behringer Harvard Northpoint I LP (“Landlord”)

The Purchaser of the Premises described below from Behringer Harvard Northpoint I LP (the “Purchaser”)

1.             Definitions.  The following terms have the following meanings:

(a)           “Lease” means the following described lease:

(i)            Lease by and between Kaiser Foundation Health Plan of Texas as “Landlord” and Jal B. Godiwalla and Soonu J. Godiwalla dba Northpoint Fresh Market Deli as “Tenant” dated February 21, 1992.

(ii)           First Amendment to Lease Agreement by and between Northpoint Office Partners, LP as “Landlord” and Soonu J. Godiwalla dba Northpoint Fresh Market Deli as “Tenant” dated May 10, 2004.

(b)           “Premises” means the premises leased pursuant to the Lease.

2.             Certification.  Jal B. Godiwalla and Soonu J. Godiwalla (“Tenant”), each hereby certifies and represents to Landlord and Purchaser that:

(a)           Tenant has accepted the Premises.

(b)           The Lease has not been modified or amended except for the amendment described in paragraph 1(a)(ii) above.  A true and correct copy of the Lease is attached hereto as Exhibit I.

(c)           All of Landlord’s obligations under the Lease have been performed to the satisfaction of Tenant.  Neither Landlord nor Tenant is in default in the performance of the Lease.

(e)           No rent has been prepaid more than thirty days in advance of its due date.

(f)            Tenant has no claim of offset against the Basic Rent or other amounts payable by Tenant under the Lease.

(g)           The next payment of rent payable by Tenant is due on                           , 200   .

(h)           There are no written or oral agreements between Landlord and Tenant with respect to the Lease or the Premises except as set forth in the Lease.

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(i)            Tenant has a security deposit of $980.25 paid to Landlord under the Lease.

3.             Reliance.  Tenant acknowledges and agrees that Landlord and Purchaser are each relying on Tenant’s representations in this certificate.

Dated this       day of               , 2006.

Jal B. Godiwalla

Soonu J. Godiwalla

J-2-2

EXHIBIT K

SELLER CERTIFICATE

The undersigned, Behringer Harvard Northpoint I LP, a Texas limited partnership (“Behringer Harvard”), understands that Medical Edge Healthcare Group, Inc., a Texas corporation (“Medical Edge”), intends to acquire by purchase from Behringer Harvard all of the right, title and interest of Behringer Harvard as landlord or lessor in and to that certain Lease dated February 21, 1992, with Jal B. Godiwalla and Soonu J. Godiwalla dba Northpoint Fresh Market Deli as tenant or lessee thereunder, as amended by that certain First Amendment to Lease Agreement dated May 10, 2004 (together, the “Deli Lease”); and

Behringer Harvard hereby certifies to Purchaser that, to the actual knowledge of Behringer Harvard:

(a)           Behringer Harvard is the current landlord under the Deli Lease;

(b)           the Deli Lease is in full force and effect on the date hereof;

(c)           attached hereto as Exhibit A and made a part hereof for all purposes is a true and correct copy of the Deli Lease;

(d)           other than as set forth in the attached Exhibit A, the Deli Lease has not been modified or amended in any respect, and there are no written agreements pertaining to the Deli Lease other than those set forth in the attached Exhibit A; and

(e)           except as may have been previously disclosed to Purchaser in writing prior to the date hereof, Behringer Harvard has not received written notice from any tenant or lessee of any material default by Behringer Harvard under the Deli Lease which has not been cured, and Behringer Harvard has not sent written notice to any tenant or lessee of any material default under the Deli Lease which has not been cured.

The foregoing certifications are made to the actual knowledge of Behringer Harvard, as the phrase “actual knowledge” is defined in that certain Purchase Agreement dated as of October    , 2006 executed between Behringer Harvard and Medical Edge.  Further, the foregoing certifications are subject to the limitations set forth in Section 5.5 of said Purchase Agreement.

BEHRINGER HARVARD NORTHPOINT I LP, a Texas limited partnership

By:	Behringer Harvard Northpoint I GP, LLC, a Texas limited liability company, its General Partner

By:
Name:
Title:

K-1

EXHIBIT L

CERTIFICATE

This Certificate is executed by Behringer Harvard Northpoint I LP (“Seller’) to Medical Edge Healthcare Group, Inc., a Texas corporation (“Purchaser”) pursuant to Section 4.3 of that certain Purchase Agreement dated October     , 2006 (the “Purchase Agreement”) between Seller and Purchaser relating to the sale and purchase of the Northpoint Office Building in Dallas County, Texas.

Seller hereby certifies to Purchaser that all representations and warranties of Seller made in Section 5.1 of the Purchase Agreement are accurate as of the date of this Certificate, except for any changes thereto as permitted by the Purchase Agreement.  Seller hereby restates such representations and warranties.

The foregoing certifications are made to the actual knowledge of Behringer Harvard, as the phrase “actual knowledge” is defined in that certain Purchase Agreement.

BEHRINGER HARVARD NORTHPOINT I LP, a Texas limited partnership

By:	Behringer Harvard Northpoint I GP, LLC, a Texas limited liability company, its General Partner

By:
Name:
Title:

L-1

SCHEDULE 5.1(C)

LEASES

•                  Lease by and between Kaiser Foundation Health Plan of Texas as “Landlord” and Jal B. Godiwalla and Soonu J. Godiwalla dba Northpoint Fresh Market Deli as “Tenant” dated February 21, 1992.

First Amendment to Lease Agreement by and between Northpoint Office Partners, LP as “Landlord” and Soonu J. Godiwalla dba Northpoint Fresh Market Deli as “Tenant” dated May 10, 2004.

•                  Office Lease Agreement by and between Texas Health Choice, LC as “Landlord” and Centex Homes as “Tenant” dated August 1, 2000.

First Amendment to Office Lease Agreement by and between Texas Health Choice, LC as “Landlord” and Centex Homes as “Tenant” dated December 20, 2001.

Second Amendment to Office Lease Agreement by and between Texas Health Choice, LC as “Landlord” and Centex Homes as “Tenant” dated September 30, 2002.

Third Amendment to Office Lease Agreement by and between Northpoint Office Partners, LP as “Landlord” and Centex Homes as “Tenant” dated November 20, 2003.

•                  Office Lease Agreement by and between Texas Health Choice, LC as “Landlord” and Medical Edge Healthcare Group, Inc. as “Tenant” dated September 19, 2000.

Second Amendment to Lease by and between Texas Health Choice, LC as “Landlord” and Medical Edge Healthcare Group, Inc. as “Tenant” dated January 4, 2001.

First Amendment to Lease by and between Texas Health Choice, LC as “Landlord” and Medical Edge Healthcare Group, Inc. as “Tenant” dated November 15, 2001.

Third Amendment to Lease Agreement by and between Northpoint Office Partners, LP as “Successor to Landlord” and Medical Edge Healthcare Group, Inc. as “Tenant” dated November 26, 2002.

Fourth Amendment to Lease Agreement by and between Northpoint Office Partners, LP as “Successor to Landlord” and Medical Edge Healthcare Group, Inc. as “Tenant” dated October 31, 2003.

Fifth Amendment to Lease Agreement by and between Northpoint Office Partners, LP as “Successor to Landlord” and Medical Edge Healthcare Group, Inc. as “Tenant” dated March 30, 2004.

Sublease Agreement by and between Centex Homes as “Sublessor” and Medical Edge Healthcare Group, Inc. as “Sublessee” dated March 31, 2005.

L-2